CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

                     CALVERT ASSET MANAGEMENT COMPANY, INC.
                           CALVERT-SLOAN, ADVISERS, L.L.C.
                           CALVERT DISTRIBUTORS, INC.

                 FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
                            CALVERT TAX-FREE RESERVES
                         CALVERT SOCIAL INVESTMENT FUND
                                THE CALVERT FUND
                           CALVERT MUNICIPAL FUND INC.
                         CALVERT WORLD VALUES FUND, INC.
                          CALVERT VARIABLE SERIES, INC.
                              CALVERT CASH RESERVES
                          CALVERT NEW WORLD FUND, INC.

THE CODE OF ETHICS AND INSIDER TRADING POLICIES AND PROCEDURES ARE DESIGNED TO PROTECT THE PUBLIC FROM ABUSIVE TRADING PRACTICES AND TO MAINTAIN ETHICAL STANDARDS FOR ACCESS PERSONS WHEN DEALING WITH THE PUBLIC. ACTIVE LEADERSHIP AND INTEGRITY OF MANAGEMENT DICTATES THESE PRINCIPLES BE DILIGENTLY IMPLEMENTED AND MONITORED. THE CODE OF ETHICS IMPOSES THE FOLLOWING GENERAL OBLIGATIONS:

- INFORMATION CONCERNING THE PURCHASE AND SALE OF SECURITIES LEARNED IN CONNECTION WITH AN ACCESS PERSON'S SERVICE, IS PROPERTY OF THE FUND, ADVISER OR EMPLOYER AND MAY NOT BE USED FOR PERSONAL BENEFIT.
- FIDUCIARY DUTIES MANDATE SUITABLE INVESTMENT OPPORTUNITIES BE PRESENTED FIRST TO THE FUND, ADVISER, OR EMPLOYER AND SHOULD NOT BE EXERCISED EVEN AFTER FULL DISCLOSURE FOR PERSONAL BENEFIT.
- MATERIAL INSIDE INFORMATION MUST BE KEPT CONFIDENTIAL AND RESTRICTS TRADING OF SECURITIES.
- FRONT RUNNING, MARKET MANIPULATION AND DECEPTIVE TRADING PRACTICES ARE ABUSIVE TECHNIQUES PROHIBITED BY THESE PROCEDURES AND MAY RESULT, IN FINES,
TERMINATION  OR  LEGAL  ACTIONS  BY  THIRD  PARTIES.
- ACCESS PERSONS MAY NOT PURCHASE IPOS DUE TO THE HIGH POTENTIAL FOR ABUSIVE TRADING PRACTICES.
- ACCESS PERSONS MUST NOT TRADE IN SECURITIES WITH KNOWLEDGE THAT THE FUND, ADVISER, SUB-ADVISER OR EMPLOYER IS CONSIDERING TO MAKE A SIMILAR PURCHASE OR SALE OF THE SAME SECURITIES.
- ACCESS PERSONS SHALL NOT ENGAGE IN TRANSACTIONS THAT CREATE A CONFLICT OF INTEREST INCLUDING BUT NOT LIMITED TO INAPPROPRIATELY MAKING DECISIONS ON BEHALF OF A FUND REGARDING SECURITIES OR PRIVATE PLACEMENTS PERSONALLY OWNED BY THE ACCESS PERSON.



CODE  OF  ETHICS  GUIDELINES

THE LEGAL DEFINITION OF A SECURITY IS VERY BROAD AND INCORPORATES THE PURCHASE AND SALE OF PUBLIC, PRIVATE, REGISTERED AND EXEMPT FROM REGISTRATION SECURITIES, AS WELL AS DERIVATIVES. TO EASE THE BURDEN OF FOLLOWING THESE GUIDELINES, THE CODE OF ETHICS REPORTING AND DISCLOSURE OBLIGATIONS AS WELL AS PRECLEARANCE POLICIES DO NOT APPLY TO THE FOLLOWING:

1)     THE  SALE  AND  PURCHASE  OF OPEN-END MUTUAL FUNDS INCLUDING MONEY MARKET
FUNDS.
2) THE SALE AND PURCHASE OF U.S. GOVERNMENT, U.S. GOVERNMENT AGENCY SECURITIES AND MUNICIPAL SECURITIES IN TRADE AMOUNTS OF LESS THAN $20,000.
3) ACQUISITIONS THROUGH STOCK DIVIDEND PLANS, SPIN-OFFS OR OTHER DISTRIBUTIONS APPLIED TO ALL HOLDERS OF THE SAME CLASS OF SECURITIES.
4)     ACQUISITIONS  THROUGH  THE  EXERCISE  OF  RIGHTS  ISSUED  PRO RATA TO ALL
HOLDERS.
5)     ACQUISITIONS  THROUGH  GIFTS  OR  BEQUESTS.
6)     TRADES  IN  ANY  S  &  P  500  COMPANY  OF  500  SHARES  OR  LESS.
7)     TRADES  IN  REITS  AND  VARIABLE  INSURANCE  PRODUCTS.

A. DUPLICATE STATEMENTS AND CONFIRMATIONS FOR THE PURCHASE AND SALE OF SECURITIES OR OPTIONS ON SECURITIES BY ACCESS PERSONS.

TO ASSURE THAT ABUSIVE OR UNETHICAL TRADING PRACTICES ARE NOT CONDUCTED BY ACCESS PERSONS, ACCESS PERSONS ARE REQUIRED TO SEND DUPLICATE BROKERAGE AND CONFIRMATION STATEMENTS TO THE ATTENTION OF THE COMPLIANCE OFFICER AT CALVERT GROUP, LTD., 4550 MONTGOMERY AVENUE, BETHESDA, MD 20814. DUPLICATE STATEMENTS AND CONFIRMATIONS ARE REQUIRED FOR ANY ACCESS PERSON'S ACCOUNT OR AN ACCOUNT OVER WHICH THE ACCESS PERSON HAS EITHER CUSTODY, CONTROL OR BENEFICIAL
OWNERSHIP. ACCOUNT STATEMENTS FOR IMMEDIATE FAMILY MEMBERS ARE ALSO REQUIRED."BENEFICIAL OWNERSHIP" SHALL HAVE THE SAME MEANING AS IN RULE 16A-1(A)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934. GENERALLY, A PERSON HAS A BENEFICIAL OWNERSHIP IN A SECURITY IF HE OR SHE, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE, HAS OR SHARES A DIRECT OR INDIRECT PECUNIARY INTEREST IN THE SECURITY, HAS OR SHARES VOTING POWER (THE POWER TO VOTE OR DIRECT THE VOTING OF THE SECURITY) OR INVESTMENT POWER (THE POWER TO DISPOSE OF OR DIRECT THE DISPOSITION OF THE SECURITY). BENEFICIAL OWNERSHIP" INCLUDES ACCOUNTS OF A SPOUSE, MINOR CHILDREN AND RELATIVES RESIDENT IN THE ACCESS PERSON'S HOME, AS WELL AS ACCOUNTS OF ANOTHER PERSON IF BY REASON OF ANY CONTRACT, UNDERSTANDING, RELATIONSHIP, AGREEMENT OR OTHER ARRANGEMENT THE ACCESS PERSON OBTAINS THEREFROM BENEFITS SUBSTANTIALLY EQUIVALENT TO THOSE OF OWNERSHIP, I.E., TRUSTEE, SETTLOR, BENEFICIARY, POWER OF ATTORNEY.
  ALL  INFORMATION  PROVIDED  TO  THE  COMPLIANCE  OFFICER WILL BE CONFIDENTIAL.

STATEMENTS AND CONFIRMATIONS WILL BE REVIEWED FOR ANY PATTERN OF TRANSACTIONS INVOLVING PARALLEL TRANSACTIONS (PORTFOLIO AND INDIVIDUAL BOTH BUYING OR BOTH SELLING THE SAME SECURITY) GENERALLY WITHIN A 15 DAY PERIOD BEFORE OR AFTER THE TRANSACTION DATE. AMONG THE FACTORS THAT WILL BE CONSIDERED IN THE ANALYSIS OF WHETHER ANY PROVISION OF THE CODE HAS BEEN VIOLATED WILL BE THE NUMBER AND DOLLAR VALUE OF THE TRANSACTIONS, THE TRADING VOLUME OF THE SECURITIES IN QUESTION, THE LENGTH OF TIME THE SECURITY IS HELD BY THE INDIVIDUAL AND THE INDIVIDUAL'S INVOLVEMENT IN THE INVESTMENT PROCESS. WHILE THE FOCUS OF THIS PROCEDURE OF THE CODE IS ON "PATTERNS", IT IS IMPORTANT TO NOTE THAT A VIOLATION COULD RESULT FROM A SINGLE TRANSACTION IF THE CIRCUMSTANCES WARRANT A FINDING THAT THE UNDERLYING PRINCIPLES OF FAIR DEALING HAVE BEEN VIOLATED.

B.     PRECLEARANCE  POLICY

BECAUSE OF THE SENSITIVE NATURE OF SECURITIES TRADING, THE COMPLIANCE OFFICER WILL NOTIFY CERTAIN ACCESS PERSONS ABOUT THE NEED TO FOLLOW A PRECLEARANCE POLICY. ATTACHMENT B WILL BE USED BY DESIGNATED ACCESS PERSONS FOR ALL SECURITIES TRADES. THOSE INDIVIDUALS SUBJECT TO THE PRECLEARANCE POLICY WILL NOT BE EXEMPT FROM THE GENERAL PROHIBITIONS LISTED IN THE CODE OR THE POLICIES AND PROCEDURES DESIGNED TO PREVENT INSIDER TRADING. THE COMPLIANCE OFFICER WILL REVIEW WITH THE DIRECTORS/TRUSTEES PERIODICALLY A LIST OF PERSONS WHO ARE SUBJECT TO THE PRECLEARANCE POLICY AND THE CRITERIA USED TO SELECT SUCH INDIVIDUALS.

THE PRECLEARANCE AUTHORIZATION SHALL BE VALID FOR A PERIOD OF THREE BUSINESS DAYS UNLESS A FURTHER EXTENSION OF TIME IS INDICATED BY THE COMPLIANCE OFFICER.


C.     NOTIFICATION  OF  REPORTING  OBLIGATION

MEMBERS OF THE LEGAL DEPARTMENT WILL BE RESPONSIBLE FOR NOTIFYING ALL ACCESS PERSONS ABOUT THE DUTY TO FORWARD TRADE CONFIRMATIONS TO THE COMPLIANCE OFFICER. ONCE INFORMED OF THE DUTY TO FORWARD TRADE CONFIRMATIONS, AN ACCESS PERSON HAS A CONTINUING OBLIGATION TO PROVIDE SUCH CONFIRMS, IN A TIMELY MANNER, UNTIL SUCH TIME AS NOTIFIED OTHERWISE. INFORMATION COMPILED IN COMPLIANCE OFFICER REPORTS IS AVAILABLE FOR INSPECTION BY THE SEC OR OTHER REGULATORY AUTHORITIES AT ANY TIME DURING THE FIVE-YEAR PERIOD FOLLOWING THE END OF THE FISCAL YEAR IN WHICH
EACH  REPORT  IS  MADE.


D.     RESTRICTIONS  AS  TO  GIFTS,  ENTERTAINMENT,  FAVORS  AND  DIRECTORSHIPS

1. GIFTS, ENTERTAINMENT AND FAVORS. ACCESS PERSONS MUST NOT MAKE BUSINESS DECISIONS THAT ARE INFLUENCED OR APPEAR TO BE INFLUENCED BY GIVING OR ACCEPTING GIFTS, ENTERTAINMENT OR FAVORS. ACCESS PERSONS ARE PROHIBITED FROM RECEIVING ANY GIFT OR OTHER THING OF MORE THAN DE MINIMIS VALUE FROM ANY PERSON OR ENTITY THAT DOES BUSINESS WITH OR ON BEHALF OF CALVERT ASSET MANAGEMENT COMPANY,
CALVERT-SLOAN ADVISERS, OR CALVERT DISTRIBUTORS INC. INVITATIONS TO AN OCCASIONAL MEAL, SPORTING EVENT OR OTHER SIMILAR ACTIVITY WILL NOT BE DEEMED TO VIOLATE THIS RESTRICTION UNLESS THE OCCURRENCE OF SUCH EVENTS IS SO FREQUENT OR LAVISH AS TO SUGGEST AN IMPROPRIETY. THE PRESIDENT/CEO OF CALVERT GROUP MUST APPROVE THE ACCEPTANCE OF ANY GIFT, ENTERTAINMENT OR FAVOR WITH A PER GIFT VALUE OF MORE THAN $100.00.

2.     DIRECTORSHIPS.

(A)     GENERAL  RULE:

NO ACCESS PERSON, OTHER THAN A DISINTERESTED FUND DIRECTOR/TRUSTEE, MAY SERVE ON THE BOARD OF DIRECTORS OF A PUBLICLY-HELD OR PRIVATE FOR-PROFIT COMPANY ABSENT PRIOR WRITTEN APPROVAL FROM THE CALVERT GROUP, LTD. BOARD OF DIRECTORS AND/OR THE APPLICABLE FUND'S BOARD OF DIRECTORS/TRUSTEES. DISINTERESTED DIRECTORS/TRUSTEES MUST PROVIDE ANNUAL DISCLOSURE ABOUT DIRECTORSHIPS AND OTHER POTENTIAL CONFLICTS OF INTEREST.

             (B)  APPLICATIONS  FOR  APPROVAL:

APPLICATIONS FOR APPROVAL TO SERVE AS A DIRECTOR OF A PUBLICLY TRADED OR PRIVATE FOR-PROFIT COMPANY SHALL BE DIRECTED, IN WRITING, TO THE OFFICE OF THE GENERAL COUNSEL FOR PROMPT FORWARDING TO THE CALVERT GROUP, LTD. BOARD OF DIRECTORS AND THE RESPECTIVE FUND'S BOARD OF DIRECTORS/TRUSTEES. AUTHORIZATION MAY BE GRANTED WHERE IT IS DETERMINED THAT SUCH BOARD SERVICE WOULD BE CONSISTENT WITH THE
INTERESTS  OF  THE  FUNDS  AND  THEIR  SHAREHOLDERS.


(C)  SUBSEQUENT  INVESTMENT  MANAGEMENT  ACTIVITIES:

WHENEVER AN ACCESS PERSON IS GRANTED APPROVAL TO SERVE AS A DIRECTOR OF A PUBLICLY-TRADED OR PRIVATE FOR-PROFIT COMPANY, HE OR SHE SHALL PERSONALLY REFRAIN FROM PARTICIPATING IN ANY DELIBERATION, RECOMMENDATIONS, OR CONSIDERATIONS OF WHETHER OR NOT TO RECOMMEND THAT ANY SECURITIES OF THAT COMPANY BE PURCHASED, SOLD OR RETAINED IN THE INVESTMENT PORTFOLIO OF ANY
CALVERT  GROUP  FUND  OR  CALVERT  ASSET  MANAGEMENT  COMPANY  MANAGED  ACCOUNT.


E.     ENFORCEMENT  AND  SANCTIONS

     EACH VIOLATION OF THIS CODE SHALL BE REPORTED TO THE BOARD OF DIRECTORS/TRUSTEES OF THE APPLICABLE FUND OR ENTITY AT OR BEFORE THE NEXT REGULAR MEETING OF THE BOARD. UPON DISCOVERING OR OTHERWISE BEING INFORMED OF A VIOLATION OF THIS CODE, THE BOARD OF DIRECTORS/TRUSTEES MAY TAKE ANY ACTION IT DEEMS APPROPRIATE INCLUDING, INTER ALIA, A LETTER OF CENSURE, TERMINATION WITH RESPECT TO PORTFOLIO MANAGEMENT DUTIES REGARDING THE FUND, OR RECOMMENDING TO THE OPERATING COMPANIES, SUSPENSION OR REMOVAL FROM OFFICE, IMPOSITION OF A FINE OR TERMINATION OF EMPLOYMENT OF THE VIOLATOR.


F.     RECORDKEEPING

     EACH ENTITY SHALL MAINTAIN SUCH LISTS, RECORDS, AND REPORTS AS ARE REQUIRED BY LAW.


G.     INSIDER  TRADING  POLICY  AND  PROCEDURES


     1.  SCOPE  OF  POLICY  STATEMENT

     THIS POLICY STATEMENT IS DRAFTED BROADLY; IT WILL BE APPLIED AND INTERPRETED IN A SIMILAR MANNER. THIS POLICY STATEMENT APPLIES TO SECURITIES TRADING AND INFORMATION HANDLING BY ALL ACCESS PERSONS.

     THE LAW OF INSIDER TRADING IS UNSETTLED; AN INDIVIDUAL LEGITIMATELY MAY BE UNCERTAIN ABOUT THE APPLICATION OF THE POLICY STATEMENT IN A PARTICULAR CIRCUMSTANCE. OFTEN, A SINGLE QUESTION CAN FORESTALL DISCIPLINARY ACTION OR COMPLEX LEGAL PROBLEMS. YOU SHOULD DIRECT ANY QUESTIONS RELATING TO THE POLICY STATEMENT TO AN ATTORNEY IN THE CALVERT GROUP LEGAL DEPARTMENT. YOU MUST ALSO NOTIFY AN ATTORNEY IN THE LEGAL DEPARTMENT IF YOU HAVE ANY REASON TO BELIEVE THAT A VIOLATION OF THE POLICY STATEMENT HAS OCCURRED OR IS ABOUT TO OCCUR.

     2.  POLICY  STATEMENT  ON  INSIDER  TRADING

     CALVERT FORBIDS ANY OFFICER, DIRECTOR\TRUSTEE OR EMPLOYEE FROM TRADING, EITHER PERSONALLY OR ON BEHALF OF OTHERS, INCLUDING MUTUAL FUNDS MANAGED BY CALVERT, ON MATERIAL NONPUBLIC INFORMATION OR COMMUNICATING MATERIAL NONPUBLIC INFORMATION TO OTHERS IN VIOLATION OF THE LAW. THIS CONDUCT IS FREQUENTLY REFERRED TO AS "INSIDER TRADING." CALVERT'S POLICY APPLIES TO EACH FUND, ITS INVESTMENT ADVISOR, ITS PRINCIPAL UNDERWRITER, AND EVERY OFFICER, DIRECTOR AND EMPLOYEE THEREOF, AND EXTENDS TO ACTIVITIES WITHIN AND OUTSIDE THEIR DUTIES AT CALVERT. EVERY OFFICER, DIRECTOR, TRUSTEE AND EMPLOYEE MUST READ AND RETAIN THIS POLICY STATEMENT. ANY QUESTIONS REGARDING CALVERT'S POLICY AND PROCEDURES SHOULD BE REFERRED TO AN ATTORNEY IN THE CALVERT LEGAL DEPARTMENT. AN OFFICER, DIRECTOR, TRUSTEE OR EMPLOYEE MUST NOTIFY AN ATTORNEY IN THE LEGAL DEPARTMENT IMMEDIATELY IF THEY HAVE ANY REASON TO BELIEVE THAT A VIOLATION OF THE POLICY STATEMENT HAS OCCURRED OR IS ABOUT TO OCCUR.

     THE TERM "INSIDER TRADING" IS NOT DEFINED IN THE FEDERAL SECURITIES LAWS, BUT GENERALLY IS USED TO REFER TO THE USE OF MATERIAL NONPUBLIC INFORMATION TO TRADE IN SECURITIES (WHETHER OR NOT ONE IS AN "INSIDER") OR TO COMMUNICATIONS OF MATERIAL NONPUBLIC INFORMATION TO OTHERS.

     WHILE THE LAW CONCERNING INSIDER TRADING IS NOT STATIC, IT IS GENERALLY UNDERSTOOD THAT THE LAW PROHIBITS:

     A) TRADING BY AN INSIDER, WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION; OR

     B) TRADING BY A NON-INSIDER, WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION, WHERE THE INFORMATION EITHER WAS DISCLOSED TO THE NON-INSIDER IN VIOLATION OF AN INSIDER'S DUTY TO KEEP IT CONFIDENTIAL OR WAS MISAPPROPRIATED; OR

     C)  COMMUNICATING  MATERIAL  NONPUBLIC  INFORMATION  TO  OTHERS.

          I.  WHO  IS  AN  INSIDER?

          THE CONCEPT OF "INSIDER" IS BROAD. IT INCLUDES OFFICERS, DIRECTORS, TRUSTEES AND EMPLOYEES OF A COMPANY. IN ADDITION, A PERSON CAN BE A "TEMPORARY INSIDER" IF HE OR SHE ENTERS INTO A SPECIAL CONFIDENTIAL RELATIONSHIP IN THE CONDUCT OF A COMPANY'S AFFAIRS AND AS A RESULT IS GIVEN ACCESS TO INFORMATION SOLELY FOR THE COMPANY'S PURPOSES. A TEMPORARY INSIDER CAN INCLUDE, AMONG OTHERS, A COMPANY'S ATTORNEYS, ACCOUNTANTS, CONSULTANTS, BANK LENDING OFFICERS, AND THE EMPLOYEES OF SUCH ORGANIZATIONS. IN ADDITION, CALVERT MAY BECOME A TEMPORARY INSIDER OF A COMPANY IT ADVISES OR FOR WHICH IT PERFORMS OTHER SERVICES. ACCORDING TO THE SUPREME COURT, THE COMPANY MUST EXPECT THE OUTSIDER TO KEEP THE DISCLOSED NONPUBLIC INFORMATION CONFIDENTIAL AND THE RELATIONSHIP MUST AT LEAST IMPLY SUCH A DUTY BEFORE THE OUTSIDER WILL BE CONSIDERED AN INSIDER.

          II.  WHAT  IS  MATERIAL  INFORMATION?

          TRADING ON INSIDE INFORMATION IS NOT A BASIS FOR LIABILITY UNLESS THE INFORMATION IS MATERIAL. "MATERIAL INFORMATION" GENERALLY IS DEFINED AS
INFORMATION FOR WHICH THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE INVESTOR WOULD CONSIDER IT IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISIONS, OR INFORMATION THAT IS REASONABLY CERTAIN TO HAVE A SUBSTANTIAL EFFECT ON THE PRICE OF A COMPANY'S SECURITIES. INFORMATION THAT OFFICERS, DIRECTORS AND EMPLOYEES SHOULD CONSIDER MATERIAL INCLUDES, BUT IS NOT LIMITED TO: DIVIDEND CHANGES, EARNINGS ESTIMATES, CHANGES IN PREVIOUSLY RELEASED EARNINGS ESTIMATES, SIGNIFICANT MERGER OR ACQUISITION PROPOSALS OR AGREEMENTS, MAJOR LITIGATION, LIQUIDATION PROBLEMS, AND EXTRAORDINARY MANAGEMENT DEVELOPMENTS.

MATERIAL INFORMATION ALSO MAY RELATE TO THE MARKET FOR A COMPANY'S SECURITIES. INFORMATION ABOUT A SIGNIFICANT ORDER TO PURCHASE OR SELL SECURITIES MAY, IN SOME CONTEXTS, BE DEEMED MATERIAL. SIMILARLY, PREPUBLICATION INFORMATION
REGARDING REPORTS IN THE FINANCIAL PRESS ALSO MAY BE DEEMED MATERIAL. FOR EXAMPLE, THE SUPREME COURT UPHELD THE CRIMINAL CONVICTIONS OF INSIDER TRADING DEFENDANTS WHO CAPITALIZED ON PREPUBLICATION INFORMATION ABOUT THE WALL STREET JOURNAL'S HEARD ON THE STREET COLUMN.

IT IS CONCEIVABLE THAT SIMILAR ADVANCE REPORTS OF SECURITIES TO BE BOUGHT OR SOLD BY A LARGE, INFLUENTIAL INSTITUTIONAL INVESTOR, SUCH AS A FUND, MAY BE DEEMED MATERIAL TO AN INVESTMENT IN THOSE PORTFOLIO SECURITIES. ADVANCE KNOWLEDGE OF IMPORTANT PROPOSED GOVERNMENT REGULATION, FOR EXAMPLE, COULD ALSO BE DEEMED MATERIAL INFORMATION REGARDING COMPANIES IN THE REGULATED INDUSTRY.

          III.  WHAT  IS  NONPUBLIC  INFORMATION?

INFORMATION IS NONPUBLIC UNTIL IT HAS BEEN DISSEMINATED BROADLY TO INVESTORS IN THE MARKET PLACE. TANGIBLE EVIDENCE OF SUCH DISSEMINATION IS THE BEST INDICATION THAT THE INFORMATION IS PUBLIC. FOR EXAMPLE, INFORMATION IS PUBLIC AFTER IT HAS BECOME AVAILABLE TO THE GENERAL PUBLIC THROUGH A PUBLIC FILING WITH THE SEC OR SOME OTHER GOVERNMENTAL AGENCY, THE DOW JONES "TAPE" OR THE WALL STREET JOURNAL OR SOME OTHER PUBLICATION OF GENERAL CIRCULATION, AND AFTER SUFFICIENT TIME HAS PASSED SO THAT THE INFORMATION HAS BEEN DISSEMINATED WIDELY

          IV.  PENALTIES  FOR  INSIDER  TRADING

          PENALTIES FOR TRADING ON OR COMMUNICATING MATERIAL NONPUBLIC INFORMATION ARE SEVERE, BOTH FOR INDIVIDUALS INVOLVED IN SUCH UNLAWFUL CONDUCT AND THEIR EMPLOYERS. A PERSON CAN BE SUBJECT TO SOME OR ALL OF THE PENALTIES BELOW EVEN IF HE OR SHE DOES NOT PERSONALLY BENEFIT FROM THE VIOLATION. PENALTIES INCLUDE:

-     CIVIL  INJUNCTIONS
-     TREBLE  DAMAGES
-     DISGORGEMENT  OF  PROFITS
-     JAIL  SENTENCES
- FINES FOR THE PERSON WHO COMMITTED THE VIOLATION OF UP TO THREE TIMES THE PROFIT GAINED OR LOSS AVOIDED, WHETHER OR NOT THE PERSON ACTUALLY BENEFITED, AND
- FINES FOR THE EMPLOYER OR OTHER CONTROLLING PERSON OF UP TO THE GREATER OF $1,000,000 OR THREE TIMES THE AMOUNT OF THE PROFIT GAINED OR LOSS AVOIDED.

          IN ADDITION, ANY VIOLATION OF THIS POLICY STATEMENT CAN BE EXPECTED TO RESULT IN SERIOUS SANCTIONS BY CALVERT, UP TO AND INCLUDING DISMISSAL OF THE PERSONS INVOLVED.



3.     IDENTIFYING  INSIDE  INFORMATION

          BEFORE A CALVERT EMPLOYEE EXECUTES ANY TRADE FOR HIM/HERSELF OR ON BEHALF OF OTHERS, INCLUDING INVESTMENT COMPANIES MANAGED BY CALVERT, IN THE SECURITIES OF A COMPANY ABOUT WHICH THE EMPLOYEE MAY HAVE POTENTIAL INSIDE INFORMATION, THE FOLLOWING QUESTIONS SHOULD BE CONSIDERED:

     A) IS THE INFORMATION MATERIAL? IS THIS INFORMATION THAT AN INVESTOR WOULD CONSIDER IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISIONS? IS THIS INFORMATION THAT WOULD SUBSTANTIALLY AFFECT THE MARKET PRICE OF THE SECURITIES IF GENERALLY DISCLOSED?

     B) IS THE INFORMATION NONPUBLIC? HOW WAS THE INFORMATION OBTAINED? TO WHOM HAS THIS INFORMATION BEEN PROVIDED? HAS THE INFORMATION BEEN DISSEMINATED BROADLY TO INVESTORS IN THE MARKETPLACE BY BEING PUBLISHED IN REUTERS, THE WALL STREET JOURNAL OR OTHER PUBLICATIONS OF GENERAL CIRCULATION? IS IT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION?

     IF, AFTER CONSIDERATION OF THE ABOVE, IT IS FOUND THAT THE INFORMATION IS MATERIAL AND NONPUBLIC, OR IF THERE ARE QUESTIONS AS TO WHETHER THE INFORMATION IS MATERIAL AND NONPUBLIC, THE FOLLOWING STEPS SHOULD BE TAKEN:

     A) REPORT THE MATTER IMMEDIATELY TO THE COMPLIANCE OFFICER OR AN ATTORNEY IN THE LEGAL DEPARTMENT.

     B) THE SECURITIES SHOULD NOT BE PURCHASED OR SOLD BY THE OFFICER, DIRECTOR, TRUSTEE OR EMPLOYEE FOR HIM/HERSELF OR ON BEHALF OF OTHERS, INCLUDING INVESTMENT COMPANIES MANAGED BY CALVERT.

     C) THE INFORMATION SHOULD NOT BE COMMUNICATED INSIDE OR OUTSIDE CALVERT, OTHER THAN TO THE LEGAL DEPARTMENT.

     D) AFTER THE ISSUE HAS BEEN REVIEWED, THE LEGAL DEPARTMENT WILL INSTRUCT THE OFFICER, DIRECTOR, OR EMPLOYEE AS TO WHETHER TO CONTINUE THE PROHIBITIONS AGAINST TRADING AND COMMUNICATION, OR ALLOWING THE TRADE AND COMMUNICATION OF THE INFORMATION.


4.     CONTACTS  WITH  PUBLIC  COMPANIES.

     FOR CALVERT, CONTACTS WITH PUBLIC COMPANIES REPRESENT AN IMPORTANT PART OF OUR RESEARCH EFFORTS. CALVERT MAY MAKE INVESTMENT DECISIONS ON THE BASIS OF THE FIRM'S CONCLUSIONS FORMED THROUGH SUCH CONTACTS AND ANALYSIS OF PUBLICLY-AVAILABLE INFORMATION. DIFFICULT LEGAL ISSUES ARISE, HOWEVER, WHEN, IN THE COURSE OF THESE CONTACTS, A CALVERT EMPLOYEE OR OTHER PERSON SUBJECT TO THIS POLICY STATEMENT BECOMES AWARE OF MATERIAL, NONPUBLIC INFORMATION. THIS COULD HAPPEN, FOR EXAMPLE, IF A COMPANY'S CHIEF FINANCIAL OFFICER PREMATURELY DISCLOSES QUARTERLY RESULTS TO AN ANALYST OR AN INVESTOR RELATION REPRESENTATIVE MAKES A SELECTIVE DISCLOSURE OF ADVERSE NEWS TO A HANDFUL OF INVESTORS. IN SUCH SITUATION, CALVERT MUST MAKE A JUDGMENT AS TO ITS FURTHER CONDUCT. FOR THE
PROTECTION OF THE COMPANY AND ITS EMPLOYEES, THE LEGAL DEPARTMENT SHOULD BE CONTACTED IF AN EMPLOYEE BELIEVES THAT HE/SHE HAS RECEIVED MATERIAL, NONPUBLIC INFORMATION.


5.     TENDER  OFFERS

     TENDER OFFERS REPRESENT A PARTICULAR CONCERN IN THE LAW OF INSIDER TRADING FOR TWO REASONS. FIRST, TENDER OFFER ACTIVITY OFTEN PRODUCES EXTRAORDINARY GYRATIONS IN THE PRICE OF THE TARGET COMPANY'S SECURITIES. TRADING DURING THIS TIME PERIOD IS MORE LIKELY TO ATTRACT REGULATORY ATTENTION (AND PRODUCES A DISPROPORTIONATE PERCENTAGE OF INSIDER TRADING CASES). SECOND, THE SEC HAS ADOPTED A RULE WHICH EXPRESSLY FORBIDS TRADING AND "TIPPING" WHILE IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION REGARDING A TENDER OFFER RECEIVED FROM THE TENDER OFFEROR, THE TARGET COMPANY OR ANYONE ACTING ON BEHALF OF EITHER. CALVERT EMPLOYEES AND OTHERS SUBJECT TO THIS POLICY STATEMENT SHOULD EXERCISE PARTICULAR CAUTION ANY TIME THEY BECOME AWARE OF NONPUBLIC INFORMATION RELATING TO A TENDER OFFER.


6.     EDUCATION

     ANOTHER ASPECT OF CALVERT'S COMPLIANCE PROCEDURES WILL BE TO KEEP CALVERT PERSONNEL AND OTHER ACCESS PERSONS INFORMED. THIS MEMORANDUM SERVES AS A BASIC PRIMER ON WHAT CONSTITUTES INSIDE INFORMATION AND PERIODIC MEMORANDA WILL BE DISTRIBUTED, PARTICULARLY WHEN A SIGNIFICANT CASE DEALING WITH THE SUBJECT HAS BEEN DECIDED.


     ALL NEW EMPLOYEES WILL BE GIVEN A COPY OF THIS STATEMENT AND WILL BE REQUIRED TO READ IT AND AGREE TO ITS CONDITIONS. ALL EMPLOYEES WILL BE REQUIRED TO CONFIRM THEIR UNDERSTANDING AND ACKNOWLEDGMENT OF THE STATEMENT ON AN ANNUAL BASIS.

                                                  ATTACHMENT  A



                               [GRAPHIC  OMITED]

     MEMO


TO:     LEGAL  DEPARTMENT;  COMPLIANCE


FROM:


RE:     PRIOR  APPROVAL  OF  ACCESS  PERSON  TRADING  IN  SECURITIES


THE FOLLOWING PROPOSED SECURITY(IES) TRANSACTION(S) WAS (WERE) REVIEWED BY THE FUND, OR DESIGNATED EMPLOYEE OF THE ADVISOR (CHIEF INVESTMENT OFFICER OR DIRECTOR OF RESEARCH) AND FOUND TO BE IN COMPLIANCE WITH CALVERT GROUP'S CODE OF
ETHICS:

NAME  OF  ADVISORY  PERSON:




SECURITY  (IES)  TO  BE  PURCHASED  OR  SOLD:







BASIS  OF  APPROVAL  OR  DENIAL:








FUND  OR  ADVISOR  DESIGNEE  SIGNATURE






SIGNATURE  PAGE






            CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES
                              ACKNOWLEDGEMENT FORM


I HAVE READ AND UNDERSTAND CALVERT GROUP'S CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES AND WILL COMPLY IN ALL RESPECTS WITH SUCH PROCEDURES.









     SIGNATURE                                   DATE




     PRINT  NAME

                                  ATTACHMENT B

         ACCESS PERSONS AND INVESTMENT PERSONNEL SUBJECT TO PRECLEARANCE


MICHAEL  ABRAMO
NASSER  ALI
SUSAN  BENDER
TOM  DAILEY
IVY  DUKE
PATRICK  FAUL
VICTOR  FRYE
DAVID  GIBSON
CEASAR  GONZALES
DONNA  GOMEZ
GREG  HABEEB
DAN  HAYES
MOHAMMED  JAVAID
TRACY  KNIGHT
BARBARA  KRUMSIEK
EMMETT  LONG
RENO  MARTINI
GARY  MILLER
JOHN  NICHOLS
CARMEN  REID
CHRIS  SANTOS
BILL  TARTIKOFF
DOROTHEA  VILLARDO
LAURIE  WEBSTER
RON  WOLFSHEIMER
MIKE  YUHAS



The term "entity" will be used for any organization adopting these procedures. For those organizations which are investment companies as defined under the Investment Company Act of 1940, the term "Fund" may also be used if applicable. Access person means any director/trustee, officer, general partner, or employee of any entity adopting these procedures who participates in the selection of securities (other than high social impact securities or special equity securities) or who has access to information regarding impending purchases or sales [See rule 17 j-1(e)]. The General Counsel or Compliance Officer may designate any person including independent contractors or consultants as an access person and request signed acknowledgement of these procedures. A current list of access persons shall be maintained by the Compliance Officer. A security is being considered for purchase once a recommendation has been documented, communicated and under serious evaluation by the purchaser or seller. Evidence of consideration may include such things as approved recommendations in current research reports, pending or active order tickets, and a watch list of securities under current evaluation.
Disinterested Directors and/or Trustees as defined by the Investment Company Act of 1940, are excluded from the duplicate statement and confirmation requirement unless the General Counsel or Compliance Officer imposes a different standard due to an entity's active trading strategy and/or the information available to the Disinterested Directors and/or Trustees.

All account information is subject to regulatory review. The trade confirmations of persons other than disinterested directors or trustees may be disclosed to other senior officers of the Fund or to legal counsel as deemed necessary for compliance purposes and to otherwise administer the Code of Ethics.